UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 20, 2002

AVANEX CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-29175	94-3285348
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

40919 Encyclopedia Circle
Fremont, California 94538
(Address and zip code of principal executive offices)

(510) 897-4188
(Registrant’s telephone number, including area code)

Item 5.    Other Events

Avanex Corporation (“Avanex”) issued a press release on November 20, 2002 regarding the resignation of Paul Engle as Avanex’s President, Chief Executive Officer and director, and the appointment of Walter Alessandrini as Avanex’s President and Chief Executive Officer. Mr. Alessandrini is also Chairman of the Board of Directors of Avanex.

A copy of this press release is attached to this report as Exhibit 99.1.

Item 7.    Financial Statements and Exhibits

(c)    Exhibits

99.1	Press release of Avanex Corporation dated November 20, 2002.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVANEX CORPORATION

By:	/s/ Walter Alessandrini
Walter Alessandrini, President and Chief Executive Officer

Date:  November 20, 2002

EXHIBIT INDEX

Exhibit Number
99.1	Press release of Avanex Corporation issued on November 20, 2002.